Exhibit 99.1
GREAT WOLF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(dollars in thousands, except per share data)

	Year Ended December 31,
	2008	2007 (1)	2006 (1)
Revenues:
Rooms	$143,395	$112,261	$87,775
Food and beverage	38,808	29,588	21,930
Other hotel operations	35,365	27,085	21,207
Management and other fees	2,798	2,855	2,087
Management and other fees — affiliates	5,346	4,314	3,729

	225,712	176,103	136,728
Other revenue from managed properties-affiliates	19,826	11,477	11,920

Total revenues	245,538	187,580	148,648

Operating expenses by department:
Rooms	20,134	15,716	11,914
Food and beverage	30,990	25,196	18,806
Other	28,959	23,104	17,117
Other operating expenses:
Selling, general and administrative	51,902	47,915	41,421
Property operating costs	37,086	30,555	23,217
Depreciation and amortization	46,081	36,372	25,903
Impairment loss on investment in affiliates	18,777	—	—
Goodwill impairment	17,430	—	50,975
Loss on disposition of property	19	128	1,066

	251,378	178,986	190,419
Other expenses from managed properties-affiliates	19,826	11,477	11,920

Total operating expenses	271,204	190,463	202,339

Net operating loss	(25,666)	(2,883)	(53,691)
Investment income — affiliates	(2,187)	(667)	—
Interest income	(1,424)	(2,758)	(3,105)
Interest expense	27,277	14,887	7,169

Loss before income taxes, noncontrolling interest, and equity in unconsolidated affiliates	(49,332)	(14,345)	(57,755)
Income tax benefit	(11,956)	(5,859)	(8,764)
Equity in unconsolidated affiliates, net of tax	3,349	1,547	761

Net loss	(40,725)	(10,033)	(49,752)
Net loss attributable to the noncontrolling interest	—	(452)	(502)

Net loss attributable to Great Wolf Resorts, Inc.	$(40,725)	$(9,581)	$(49,250)

Basic and diluted loss per share:
Basic loss per share	$(1.32)	$(0.31)	$(1.63)

Diluted loss per share	$(1.32)	$(0.31)	$(1.63)

Weighted average common shares outstanding:
Basic	30,827,860	30,533,249	30,299,647

Diluted	30,827,860	30,533,249	30,299,647

Comprehensive loss, net of tax:
Net loss	(40,725)	(10,033)	(49,752)
Unrealized (gain) loss on interest rate swap	(387)	387	—

Comprehensive loss	(40,338)	(10,420)	(49,752)
Comprehensive loss attributable to the noncontrolling interest	—	(452)	(502)

Comprehensive loss attributable to Great Wolf Resorts, Inc.	$(40,338)	$(9,968)	$(49,250)

(1) As adjusted, see accompanying note regarding adoption of SFAS 160.

GREAT WOLF RESORTS, INC. AND SUBSIDIARIES
NOTE TO FINANCIAL INFORMATION REGARDING ADOPTION OF SFAS 160
(dollars in thousands)
     As previously disclosed in Great Wolf Resorts, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”), the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51,” effective as of January 1, 2009. SFAS 160 requires the Company to reclassify retrospectively for all periods presented, noncontrolling ownership interests (formerly called minority interests) from the mezzanine section of the balance sheet between liabilities and equity to the equity section of the balance sheet. In addition, SFAS 160 changes our presentation of net income (loss) in the condensed consolidated statements of Operations and and Comprehensive Loss.
     We had no noncontrolling interests as of December 31, 2008 or December 31, 2007. As a result, the adoption of SFAS 160 has no effect on our prior years’ consolidated balance sheets.
     Prior to the adoption of SFAS 160, net income (loss) excluded net income attributable to non-controlling interests. SFAS 160 now requires that net income include net income attributable to non-controlling interests. SFAS 160 also requires a new separate caption for net income attributable to the Company be presented in the consolidated statement of operations and comprehensive loss which is equal to net income (loss) as previously reported prior to the adoption of SFAS 160. Thus, the retrospective application of SFAS 160 increases net loss, due to the inclusion of the amount of net loss attributable to non-controlling interests, by $500 in each of the fiscal years 2007 and 2006, and net loss attributable to the Company will be equal to net loss as previously reported prior to the adoption of SFAS 160. As we had no noncontrolling interests in 2008, the adoption of SFAS 160 has no effect on our statement of operations and comprehensive loss for 2008.
     The accompanying consolidated statements of operations and comprehensive loss for the years ended December 31, 2008, 2007 and 2006 originally filed as part of Item 8 — Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 has been updated to reflect the above described effects of the retrospective application of SFAS 160.